Exhibit 99.1 (Revised)

Investor Relations Contact:	Media Relations Contact:
Michelle Spolver	Katie Beck
408-721-5884	650-314-8705
michelle.spolver@forescout.com	katie.beck@forescout.com

Forescout Technologies Reports Second Quarter 2019 Financial Results

•	Total Revenue grows 16% year-over-year; Subscription Revenue grows 20% year-over-year; License Revenue grows 13% year-over-year

•	Added a record 6.1 million devices under management, bringing total devices under management to 73 million

•	Recurring Revenue Rate(1), increased to 44%, up 400 basis points from Q1'19, driven by customer adoption of recently released term-based licensing options

SAN JOSE, Calif., August 7, 2019 – Forescout Technologies, Inc. (NASDAQ:FSCT), the leader in device visibility and control, today announced results for its second quarter ended June 30, 2019.

“We delivered a solid second quarter as we continue to execute well against our growth opportunity, while at the same time driving leverage in the business. We added a record number of devices under management in the quarter, increasing 123% year-over-year, and continue to see good diversification across verticals in both new wins and expansion deals,” said Michael DeCesare, CEO and President of Forescout Technologies. “The macro trends of the growth in network-connected devices, interconnectivity of IT and OT networks, and the move toward security automation is making device visibility and control a critical necessity in securing assets across organizations. With our unique portfolio of solutions for device visibility, control and orchestration across campus, data center, cloud and OT, Forescout is uniquely positioned to help organizations mitigate risk and meet their cybersecurity needs.”

Second Quarter 2019 Financial Highlights

•	Revenue: Total revenue was $78.3 million, an increase of 16% over the second quarter of 2018

o	License revenue was $38.8 million, an increase of 13% over the second quarter of 2018

o	Subscription revenue was $34.8 million, an increase of 20% over the second quarter of 2018

o	Professional Services revenue was $4.6 million, an increase of 8% over the second quarter of 2018

•
Gross Profit: GAAP gross profit was $60.8 million, or 78% of total revenue, compared to $52.9 million in the second quarter of 2018, or 78% of total revenue. Non-GAAP gross profit was $62.3 million, or 80% of total revenue, compared to $53.7 million in the second quarter of 2018, or 79% of total revenue.

•
Operating Loss: GAAP operating loss was $30.6 million, or 39% of total revenue, compared to a loss of $20.2 million in the second quarter of 2018, or 30% of total revenue. Non-GAAP operating loss was $14.7 million, or 19% of total revenue, compared to $7.3 million in the second quarter of 2018, or 11% of total revenue.

•
Net Loss: GAAP net loss was $30.8 million, or $0.68 per share, compared to $20.4 million in the second quarter of 2018, or $0.50 per share. Non-GAAP net loss was $15.1 million, or $0.33 per share, based on 45.5 million weighted average diluted shares outstanding, compared to a net loss of $7.5 million in the second quarter of 2018, or $0.18 per share, based on 40.5 million weighted average diluted shares outstanding.

•
Cash Flow: Net cash used in operating activities was $25.2 million, or 32% of total revenue, compared to net cash used in operating activities of $5.4 million in the second quarter of 2018, or 8% of total revenue. Free cash flow was negative $27.0 million, or 34% of total revenue, compared to negative $7.9 million in the second quarter of 2018, or 12% of total revenue.

_____________________
(1)    Recurring Revenue Rate is calculated as the sum of Subscription Revenue plus the portion of License Revenue that is derived from the value allocated to license within our Software Products subscription contracts, as a percent of total revenue, as measured over the trailing 12 month period

A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“We are pleased with our second quarter results, highlighted by total revenue of $78.3 million, which was an increase of 16% year-over-year,” said Criss Harms, Chief Financial Officer of Forescout. “In the quarter, we saw meaningfully higher than expected customer adoption of term-based licenses which increased the percentage of recurring revenue within our business. At the same time, we continue to make progress on our path to sustainable profitability, benefiting from operational efficiencies.”

Second Quarter 2019 Business Highlights
During the second quarter and recently, Forescout:

•
Announced an expanded partnership with Microsoft Corporation to integrate the Forescout platform with Microsoft Intune, a leading enterprise mobility management (EMM) solution. Forescout’s eyeExtend for Microsoft Intune, helps drive mobile device onboarding and enrollment by discovering devices previously unseen by Intune, removing visibility gaps on the network.

•
Released new research, “Rise of the Machines: Transforming Cybersecurity Strategy for the Age of IoT,” which investigated how surveillance cameras, smart lights, and other IoT devices within smart buildings could be attacked by cyber criminals and how to mitigate those attacks.

•
Strengthened the company’s investment in OT security with the release of SilentDefense 4.0. Building on one of the most advanced and mature OT network monitoring and intelligence platforms, Forescout’s latest enhancements provide enterprises with improved productivity, lower risk profiles and faster mitigation of threats. SilentDefense 4.0 extends integrations and vendor partnerships with key automation vendors including ABB, Yokogawa, Emerson and Siemens.

•
Released its inaugural Device Cloud Report with insights from 75 real healthcare deployments managing 1.5 million devices within the Forescout Device Cloud. The report revealed cybersecurity risks associated with today’s healthcare IT environments, including the vulnerabilities created by OT environments as they expand the attack surface, detecting devices running on legacy unsupported Windows operating systems, and the security complexity caused by diverse device vendors and operating systems.

Third Quarter and Full Year 2019 Outlook
Forescout provides guidance based on current market conditions and expectations.

For the third quarter of 2019, Forescout expects:

•	Revenue of $98.8 million - $101.8 million, representing year-over-year growth of 17% at the midpoint

•	Non-GAAP operating income of $2.6 million - $3.6 million

•	Non-GAAP net income per share of $0.03 - $0.05 using approximately 51.0 million weighted shares outstanding

For the full year 2019, Forescout expects:

•	Revenue of $365.3 million - $375.3 million, representing year-over-year growth of 24% at the midpoint

•	Non-GAAP operating loss of $15.6 million - $11.6 million

•	Non-GAAP net loss per share of $0.41 - $0.33 using approximately 45.8 million weighted shares outstanding

Guidance for non-GAAP operating income (loss) and non-GAAP net income (loss) per share excludes stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets. We have not reconciled non-GAAP operating income (loss) guidance to GAAP operating loss, nor have we reconciled non-GAAP net income (loss) per share to GAAP net loss per share, as a result of the uncertainty and the potential variability of the excluded items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Information
Forescout will host a conference call for analysts and investors to discuss its second quarter 2019 financial results today at 1:30 p.m. Pacific time. Open to the public, interested parties may access the conference call by dialing either (855) 659-9329 or (615) 247-5915 using the passcode 7025219.

A live webcast will be accessible on Forescout’s investor relations website at http://investors.Forescout.com. A telephonic replay of the conference call will be available through Wednesday, August 14, 2019. To access the replay, interested parties should dial either (855) 859-2056 or (404) 537-3406 using the passcode 7025219.

About Forescout
Forescout Technologies, Inc. provides security at first sight. Our company delivers device visibility and control to enable enterprises and government agencies to gain complete situational awareness of their environment and orchestrate action. Learn more at www.Forescout.com.

©2019 Forescout Technologies, Inc. All rights reserved. Forescout Technologies, Inc. is a Delaware corporation. A list of our trademarks and patents can be found at https://www.Forescout.com/company/legal/intellectual-property-patents-trademarks. Other brands, products, or service names may be trademarks or service marks of their respective owners.

FSCT - F
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our financial outlook for the third quarter of 2019 and fiscal year 2019, our markets and the demand for our products, our growth prospects and market opportunity, the benefits of our solution to customers, expectations regarding profitability, and improvements in our revenue, gross margin, and product mix data. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the evolution of the cyberthreat landscape facing enterprises in the United States and other countries; developments and trends in the domestic and international markets for network security products; our growth in international markets; our plans to attract new customers, retain existing customers and increase our annual revenue; fluctuations in our quarterly results of operations and other operating measures; increasing competition; new integrations to the Forescout platform; general economic, market and business conditions and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 1, 2019, and which should be read in conjunction with our financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.Forescout.com. Additional information will also be set forth in Forescout’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures
Forescout has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Forescout uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Forescout’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Forescout’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Forescout’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP Gross Profit. Forescout defines non-GAAP gross profit as gross profit plus stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets.

Non-GAAP Operating Expense. Forescout defines non-GAAP operating expense as operating expense excluding stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets.

Non-GAAP Operating Loss. Forescout defines non-GAAP operating loss as operating loss excluding stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets.

Non-GAAP Net Loss. Forescout defines non-GAAP net loss as net loss excluding stock-based compensation expense, acquisition-related expenses, amortization of acquired intangible assets, and tax effect of non-GAAP adjustments.

Non-GAAP Net Loss Per Share. Forescout defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average diluted shares outstanding.

Free Cash Flow. Forescout defines free cash flow as net cash provided by operating activities less purchases of property and equipment. Forescout defines free cash flow margin as free cash flow as a percentage of total revenue. Forescout considers free cash flow and free cash flow margin to be profitability and liquidity measures that provide useful information to management and investors about the amount of cash generated by the business that, after the purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening our balance sheet.

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited, in thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$46,872	$66,895
Marketable securities	58,065	47,632
Accounts receivable	66,903	79,255
Inventory	2,093	1,501
Deferred commissions - current	11,716	12,543
Prepaid expenses and other current assets	13,180	13,353
Total current assets	198,829	221,179
Deferred commissions - non-current	21,848	22,831
Property and equipment, net	23,701	24,349
Operating lease right-of-use assets	22,271	—
Restricted cash - non-current	1,293	1,266
Intangible assets, net	17,369	19,002
Goodwill	92,045	92,482
Other assets	6,889	7,369
Total assets	$384,245	$388,478

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$9,563	$12,118
Accrued compensation	31,739	32,649
Accrued expenses	14,087	14,558
Deferred revenue - current	103,365	101,900
Notes payable - current	7,375	7,331
Operating lease liabilities - current	5,240	—
Total current liabilities	171,369	168,556
Deferred revenue - non-current	69,779	69,618
Notes payable - non-current	4,550	8,248
Operating lease liabilities - non-current	24,376	—
Other liabilities	7,056	14,335
Total liabilities	277,130	260,757

Stockholders' equity:
Common stock	46	43
Additional paid-in capital	683,957	639,237
Accumulated other comprehensive loss	(619)	(302)
Accumulated deficit	(576,269)	(511,257)
Total stockholders’ equity	107,115	127,721
Total liabilities and stockholders' equity	$384,245	$388,478

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
License	$38,831	$34,323	$76,511	$64,103
Subscription	34,822	28,986	$68,621	$55,345
Professional services	4,627	4,285	8,716	7,843
Total revenue	78,280	67,594	153,848	127,291
Cost of revenue:
License	5,622	4,919	13,229	12,055
Subscription	5,599	3,732	10,806	7,533
Professional services	6,235	6,062	12,421	11,611
Total cost of revenue	17,456	14,713	36,456	31,199
Total gross profit	60,824	52,881	117,392	96,092
Operating expenses:
Research and development	19,440	14,803	37,937	29,490
Sales and marketing	56,173	45,039	112,096	87,318
General and administrative	15,838	13,260	32,051	26,992
Total operating expenses	91,451	73,102	182,084	143,800
Loss from operations	(30,627)	(20,221)	(64,692)	(47,708)
Interest expense	(142)	(225)	(235)	(468)
Other income, net	505	513	1,122	1,175
Loss before income taxes	(30,264)	(19,933)	(63,805)	(47,001)
Income tax provision	496	473	1,207	1,601
Net loss	$(30,760)	$(20,406)	$(65,012)	$(48,602)
Net loss per share, basic and diluted	$(0.68)	$(0.50)	$(1.45)	$(1.23)
Weighted-average shares used to compute net loss per share, basic and diluted	45,494	40,457	44,848	39,394

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(65,012)	$(48,602)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	27,893	26,526
Depreciation and amortization	5,790	3,529
Other	(8)	28
Changes in operating assets and liabilities
Accounts receivable	12,177	30,442
Inventory	(593)	1,887
Deferred commissions	1,809	506
Prepaid expenses and other current assets	318	(2,208)
Other assets	551	(41)
Accounts payable	(2,509)	(6,006)
Accrued compensation	(905)	143
Accrued expenses	407	(685)
Deferred revenue	1,495	12,281
Other liabilities	(160)	1,236
Net cash (used in) provided by operating activities	(18,747)	19,036
Cash flows from investing activities:
Purchases of property and equipment	(3,402)	(4,832)
Purchases of marketable securities	(63,569)	(46,121)
Proceeds from maturities of marketable securities	53,354	49,400
Net cash used in investing activities	(13,617)	(1,553)
Cash flows from financing activities:
Repayments of notes payable	(3,749)	(3,750)
Proceeds from sales of shares through employee equity incentive plans	20,726	17,823
Payment related to shares withheld for taxes on vesting of restricted stock units	(4,302)	(9,592)
Proceeds from public offerings, net	—	13,818
Payments of deferred offering costs	—	(1,542)
Net cash provided by financing activities	12,675	16,757
Effect of exchange rate changes on cash and cash equivalents	(4)	—
Net change in cash, cash equivalents, and restricted cash for period	(19,693)	34,240
Cash, cash equivalents, and restricted cash at beginning of period	69,012	67,357
Cash, cash equivalents, and restricted cash at end of period	$49,319	$101,597

FORESCOUT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

GAAP gross profit	$60,824	$52,881	$117,392	$96,092
Add:
Stock-based compensation expense	980	777	1,907	1,603
Acquisition-related expenses	15	—	29	—
Amortization of acquired intangible assets	467	—	934	—
Non-GAAP gross profit	$62,286	$53,658	$119,299	$97,695

GAAP operating expense:	$91,451	$73,102	$182,084	$143,800
Less:
Stock-based compensation expense	13,085	12,159	25,986	24,923
Acquisition-related expenses	1,043	—	2,667	—
Amortization of acquired intangible assets	304	—	608	—
Non-GAAP operating expense	$77,019	$60,943	$152,823	$118,877

GAAP operating loss	$(30,627)	$(20,221)	$(64,692)	$(47,708)
Add:
Stock-based compensation expense	14,065	12,936	27,893	26,526
Acquisition-related expenses	1,058	—	2,696	—
Amortization of acquired intangible assets	771	—	1,542	—
Non-GAAP operating loss	$(14,733)	$(7,285)	$(32,561)	$(21,182)

GAAP net loss	$(30,760)	$(20,406)	$(65,012)	$(48,602)
Add:
Stock-based compensation expense	14,065	12,936	$27,893	$26,526
Acquisition-related expenses	1,058	—	2,696	—
Amortization of acquired intangible assets	771	—	1,542	—
Tax effect of non-GAAP adjustments	(211)	—	(356)	—
Non-GAAP net loss	$(15,077)	$(7,470)	$(33,237)	$(22,076)
Non-GAAP net loss per share, diluted	$(0.33)	$(0.18)	$(0.74)	$(0.56)
Weighted-average shares used in per share calculation for GAAP and non-GAAP, diluted	45,494	40,457	44,848	39,394

Net cash (used in) provided by operating activities	$(25,186)	$(5,418)	$(18,747)	$19,036
Less:
Net purchases of property and equipment	1,813	2,519	3,402	4,832
Free cash flow (non-GAAP)	$(26,999)	$(7,937)	$(22,149)	$14,204
Net cash (used in) provided by investing activities	$(3,500)	$18,064	$(13,617)	$(1,553)
Net cash provided by financing activities	$5,141	$2,249	$12,675	$16,757
Free cash flow margin (non-GAAP)	(34)%	(12)%	(14)%	11%